First Trust Advisors L.P.
1001 Warrenville Road
Lisle, Illinois  60532




February 28, 2000


Nike Securities L.P.
1001 Warrenville Road
Lisle, IL  60532

Re:  FT 407

Gentlemen:

     We  have  examined the Registration Statement File No.  333-
96153 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First Trust
Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

First Trust Advisors L.P.



Robert M. Porcellino
Senior Vice President